                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 FORM 8-K / A1



                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   May 18, 2001 (May 2, 2001)
                                                 -------------------------------


                            VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

    Delaware                           1-10578                   73-1182669
-----------------                  ----------------          -------------------
(State or other                    (Commission File             (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


110 West Seventh Street, Tulsa, Oklahoma                                74119
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code (918) 592-0101
                                                   --------------



                                Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.
        ---------------------------------

          (a) Financial statements of business acquired.

              GENESIS EXPLORATION LTD.

               Auditors' Report

               Historical Consolidated Balance Sheets as of December 31, 2000 and 1999 (Audited)

               Historical Consolidated Statements of Earnings and Retained Earnings for the years ended December 31, 2000 and 1999 (Audited)

               Historical Consolidated Statements of Cash Flow for the years ended December 31, 2000 and 1999 (Audited)

               Notes to Historical Consolidated Financial Statements (Audited)

               Historical Consolidated Balance Sheets as of March 31, 2001, and December 31, 2000 (Unaudited)

               Historical Consolidated Statements of Earnings and Retained Earnings for the three months ended March 31, 2001 and 2000 (Unaudited)

               Historical Consolidated Statements of Cash Flow for the three months ended March 31, 2001 and 2000 (Unaudited)

               Notes to Historical Unaudited Consolidated Financial Statements (Unaudited)

          (b) Pro forma financial information.

              VINTAGE PETROLEUM, INC. AND SUBSIDIARIES:

               Report of Independent Public Accountants on Pro Forma Adjustments

               Pro Forma Combined Statement of Income for the year ended December 31, 2000 (Unaudited)

               Pro Forma Combined Statement of Income for the three months ended March 31, 2001 (Unaudited)

               Pro Forma Combined Balance Sheet as of March 31, 2001 (Unaudited)

               Notes to Pro Forma Combined Financial Statements (Unaudited)

(c)  Exhibits.

     The following is a list of all exhibits filed as a part of this Form 8-K.

       2.* Acquisition Agreement dated as of March 27, 2001, among the Registrant and Genesis Exploration Ltd.

       23.1**  Consent of PricewaterhouseCoopers LLP

       23.2**  Consent of Arthur Andersen LLP
     _____________________________
     * Previously filed with this Form 8-K on May 15, 2001.
     **Filed herewith.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VINTAGE PETROLEUM, INC.



                                             By:  /s/ Michael F. Meimerstorf
                                                  --------------------------
                                                  Michael F. Meimerstorf
                                                  Vice President and Controller

Date: May 18, 2001

Auditors' Report

To the Directors of Genesis Exploration Ltd.

We have audited the consolidated balance sheets of Genesis Exploration Ltd. as of December 31, 2000 and 1999, and the consolidated statements of earnings and retained earnings and cash flows for each of the years in the two year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2000, in accordance with Canadian generally accepted accounting principles.



PricewaterhouseCoopers LLP
Chartered Accountants

Calgary, Alberta, Canada
February 16, 2001


Comments by Auditor for U.S. Readers on Canada - U.S. Reporting Differences

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the change described in Note 2 to the consolidated financial statements. Our report to the Directors dated February 16, 2001, is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the Auditors' Report when the change is properly accounted for and adequately disclosed in the financial statements.



PricewaterhouseCoopers LLP
Chartered Accountants

Calgary, Alberta, Canada
February 16, 2001

                           GENESIS EXPLORATION LTD.

                    HISTORICAL CONSOLIDATED BALANCE SHEETS

                       As of December 31, 2000 and 1999
                          (Canadian $, in thousands)


                                                                                               2000           1999
                                                                                          ------------    ------------
                                                                                                          (as restated)
ASSETS:

Current assets:
  Accounts receivable.................................................................    $     44,038    $     23,235

Property, plant and equipment, full cost method, net (note 2 and 3)...................         473,818         333,764
                                                                                          ------------    ------------
                                                                                          $    517,856    $    356,999
                                                                                          ============    ============

LIABILITIES:

Current liabilities:
  Accounts payable....................................................................    $     60,167    $     33,466

Long-term debt (note 4)...............................................................         144,574         115,862
Future site restoration costs (note 5)................................................           1,269             932
Future income taxes (note 2 and 8)....................................................          98,907          51,754
                                                                                          ------------    ------------
                                                                                               304,917         202,014
                                                                                          ------------    ------------
Commitments (note 9)

SHAREHOLDERS' EQUITY:

Share capital (note 2 and 6)..........................................................         134,080         127,956
Retained earnings (note 2)............................................................          78,859          27,029
                                                                                          ------------    ------------

                                                                                               212,939         154,985
                                                                                          ------------    ------------

                                                                                          $    517,856    $    356,999
                                                                                          ============    ============

       The accompanying notes are an integral part of these statements.

                           GENESIS EXPLORATION LTD.

                HISTORICAL CONSOLIDATED STATEMENTS OF EARNINGS
                             AND RETAINED EARNINGS

                For the Years Ended December 31, 2000 and 1999
             (Canadian $, in thousands, except per share amounts)

                                                                                2000            1999
                                                                           -------------    -------------
                                                                                            (as restated)
OPERATING INCOME:
  Petroleum and natural gas revenues....................................   $     250,408    $     112,642
  Hedging costs.........................................................          (2,418)          (1,277)
  Royalties.............................................................         (55,243)         (22,012)
  Production expenses...................................................         (37,684)         (23,114)
                                                                           -------------    -------------
                                                                                 155,063           66,239
                                                                           -------------    -------------
EXPENSES:
  General and administrative............................................           5,304            3,974
  Financing charges.....................................................           9,967            6,465
  Depletion, depreciation and site restoration..........................          39,290           28,854
                                                                           -------------    -------------
                                                                                  54,561           39,293
                                                                           -------------    -------------

Earnings before taxes...................................................         100,502           26,946

TAXES:
  Future income taxes (note 8)..........................................          47,153           11,465
  Capital taxes.........................................................           1,519              822
                                                                           -------------    -------------
                                                                                  48,672           12,287
                                                                           -------------    -------------

Net earnings, for the year..............................................          51,830           14,659


Retained earnings, beginning of year (note 2)...........................          27,029           12,370
                                                                           -------------    -------------

Retained earnings, end of year (note 2).................................   $      78,859    $      27,029
                                                                           =============    =============

Earnings per share (note 2):
  Basic.................................................................   $        1.37    $        0.40
                                                                           =============    =============
  Fully diluted.........................................................   $        1.27    $        0.38
                                                                           =============    =============

       The accompanying notes are an integral part of these statements.

                           GENESIS EXPLORATION LTD.

                HISTORICAL CONSOLIDATED STATEMENTS OF CASH FLOW

                For the Years Ended December 31, 2000 and 1999
                          (Canadian $, in thousands)

                                                                                        2000         1999
                                                                                  -------------  -------------
                                                                                                 (as restated)
OPERATING ACTIVITIES:
Net earnings...................................................................   $      51,830  $      14,659
  Add charges not affecting cash:
    Depletion, depreciation and site restoration...............................          39,290         28,854
    Future income taxes........................................................          47,153         11,465
                                                                                  -------------  -------------
Cash flow from operations......................................................         138,273         54,978
Increase in accounts receivable................................................         (25,624)        (2,403)
Increase (decrease) in accounts payable........................................          19,664           (274)
                                                                                  -------------  -------------
                                                                                        132,313         52,301
                                                                                  -------------  -------------
FINANCING ACTIVITIES:
Increase in long-term debt.....................................................          28,712         18,983
Issue of shares................................................................           6,124          3,687
                                                                                  -------------  -------------
                                                                                         34,836         22,670
                                                                                  -------------  -------------
Cash available for investing activities........................................         167,149         74,971
                                                                                  -------------  -------------
INVESTING ACTIVITIES:
Property, plant and equipment expenditures.....................................        (178,775)       (78,690)
Site restoration expenditures..................................................            (232)          (127)
Decrease (increase) in capital:
  Accounts receivable..........................................................           4,821         (7,669)
Increase in capital accounts payable...........................................           7,037         11,515
                                                                                  -------------  -------------
                                                                                       (167,149)       (74,971)
                                                                                  -------------  -------------

Change in cash.................................................................   $           -  $           -
                                                                                  -------------  -------------
Other Supplemental Information:
  Cash interest paid...........................................................   $       9,967  $       6,465
  Cash taxes paid..............................................................   $       1,026  $         733

       The accompanying notes are an integral part of these statements.

                           GENESIS EXPLORATION LTD.

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 2000 and 1999


(1)  Summary of Significant Accounting Policies

     These financial statements are prepared in accordance with Canadian generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.

(a)  Revenue Recognition

     Revenues associated with sales of natural gas, natural gas liquids and crude oil owned by the Company are recognized when title passes from the Company to its customer.

(b)  Property, Plant and Equipment

(i)  Capitalized Costs

     The full cost method of accounting for petroleum and natural gas properties and related expenditures is followed. Under this method, all costs related to the exploration for and the development of petroleum and natural gas reserves are capitalized. Capitalized costs include those related to lease acquisitions, geological and geophysical activities, lease rentals on non-producing properties, and drilling of productive and non-productive wells. General and administrative expenses are not capitalized other than to the extent of the Company's working interest in Company-operated capital expenditure programs to which operator fees have been charged equivalent to standard industry operating agreements. Interest expense is not capitalized.

     Proceeds from the disposition of petroleum and natural gas properties are accounted for as a reduction in capitalized costs, with no gain or loss recognized unless such disposition would alter the depletion and depreciation rate by 20 percent or more.

(ii)   Depletion and Depreciation

       Depletion of petroleum and natural gas properties and depreciation of production equipment and facilities are calculated on the unit-of-production method based upon:

       . Total estimated proven developed and undeveloped reserves before royalties;
       . Total capitalized costs less the costs of undeveloped properties, plus estimated future development costs of proven undeveloped reserves; and
       . Relative volumes of petroleum and natural gas reserves and production converted at the energy equivalent conversion ratio of six thousand cubic feet of natural gas to one barrel of crude oil.

       Depreciation of corporate assets is provided on a declining balance basis at rates of 20 to 30 percent per annum.

(iii)  Ceiling Test

       The carrying amount of property, plant and equipment, net of recorded future income taxes and future site restoration costs, is limited to the sum of:

       .       estimated future revenues from proven reserves, less estimated future development costs of proven undeveloped reserves; and
       .       the cost of undeveloped properties less estimates of impairment.

       Less estimates of future:

       .       site restoration costs;
       .       production-related general and administrative expenses;
       .       interest expenses; and
       .       applicable income and capital taxes.

       The calculations and estimates in (ii) and (iii) above have been prepared by management and are based upon sales prices, costs and regulations in effect at the end of the year.

(c)    Future Site Restoration Costs

       The Company provides for the total future liability for site restoration costs on wells and facilities using the unit-of-production method over the estimated useful life of the proven oil and gas reserves. The liability is based on estimates of the anticipated method and extent of site restoration, using current costs and in accordance with existing legislation and industry practice. The current charge is grouped with depletion and depreciation expense, with the accumulated provision being shown as a deferred liability. Actual site restoration costs are deducted from the liability in the year incurred.

(d)  Measurement Uncertainty

     Amounts recorded for depletion, depreciation and future site restoration costs and amounts used for ceiling test calculations, are based on estimates of oil and natural gas reserves and future costs required to develop those reserves. By their nature, these estimates of reserves and the related future cash flows are subject to measurement uncertainty, and the impact on the financial statements of future periods could be material.

(e)  Joint Ventures

     Certain of the Company's exploration, development and production activities are conducted jointly with others and, accordingly the accounts reflect only the Company's proportionate interest in such activities.

(f)  Hedging

     The Company utilizes certain derivative financial instruments to hedge exposures related to oil and natural gas prices. They are not used for speculative trading purposes. Gains and losses on commodity price instruments are recognized concurrently in income with the hedged transaction.

(g)  Future Income Taxes

     Income taxes are calculated using the liability method of tax accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate future income tax liabilities or assets. Future income tax liabilities or assets are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse. Temporary differences arising on acquisitions result in future income tax liabilities or assets.

(h)  Stock-Based Compensation Plan

     The Company has a stock-based compensation plan, which is described in Note
     6. No compensation expense is recognized for this plan when options are granted to employees. Any consideration paid by employees on exercise of options is credited to share capital.

2.   CHANGE IN ACCOUNTING POLICY

     Effective January 1, 2000, the Company adopted section 3465 of the Canadian Institute of Chartered Accountants handbook with respect to accounting for income taxes. Under the new recommendations, the liability method of tax allocation is used, based on differences between financial reporting and tax bases of assets and liabilities. Previously, the deferral method was used, based on differences in the timing of reporting income and expenses in financial statements and tax returns. The new method was applied retroactively with restatement of 1999 financial statements.

     (C$ thousands, except per share amounts)                    1999
                                                  ---------------------------------
                                                     As                       As
                                                  Reported   Adjustments   Restated
                                                  --------   -----------   --------
     As of December 31:
       Property, plant and equipment...........   $310,517   $    23,247   $333,764
       Future income taxes.....................     19,675        32,079     51,754
       Share capital...........................    137,509        (9,553)   127,956
       Retained earnings.......................     26,308           721     27,029

     Year Ended December 31:
       Future income tax expense...............   $ 13,746   $    (2,281)  $ 11,465
       Net earnings............................     14,427           232     14,659
       Retained earnings, beginning of year....     11,881           489     12,370
       Retained earnings, end of year..........     26,308           721     27,029
       Earnings per share - basic..............       0.39          0.01       0.40
       Earnings per share - fully diluted......       0.38             -       0.38

3.   PROPERTY, PLANT AND EQUIPMENT


     (C$ thousands)                                   2000          1999
                                                    --------   -------------
                                                               (as restated)

     Property, plant and equipment, at cost......   $538,707   $     359,932

     Gross-up for acquisition with no tax basis..     25,930          25,930
                                                    --------   -------------
                                                     564,637         385,862

     Accumulated depletion and depreciation......    (90,819)        (52,098)
                                                    --------   -------------
                                                    $473,818   $     333,764
                                                    ========   =============

     The cost of undeveloped property excluded from the depletion base as at December 31, 2000 was C$44 million (1999 - C$23 million).

4.   LONG-TERM DEBT

     (C$ thousands)                             2000       1999
                                             ---------   --------

     Prime rate advances...................  $       -   $  2,192
     Bankers' acceptances..................    144,574    113,670
                                             ---------   --------
                                              $144,574   $115,862
                                             =========   ========

     The Company's bank loan agreements provide for a C$165 million demand revolving term facility. The credit facility may be drawn down or repaid at any time but has no scheduled repayment terms. The facility is based on the value of the Company's reserves and is subject to an annual review. No principal repayments are expected to be required, accordingly the entire balance outstanding is classified as long-term.

     The credit facility is secured by a charge on certain oil and natural gas properties and a C$250 million fixed and floating charge debenture against the assets of the Company. The facility bears interest at the banks' prime rate or at money market rates plus a 1.0 percent stamping fee (6.81 percent at December 31, 2000).

5.   FUTURE SITE RESTORATION COSTS

     (C$ thousands)                                     2000     1999
                                                       ------   -----
     Balance, January 1............................    $  932   $ 528
     Current site restoration provision............       569     531
     Current year expenditures.....................      (232)   (127)
                                                       ------   -----
     Balance, December 31..........................    $1,269   $ 932
                                                       ======   =====

     As at December 31, 2000, the estimated future site restoration costs net of salvage values to be accrued over the life of the remaining proven reserves were C$5.4 million.

6.   SHARE CAPITAL

(a)  Authorized

     The authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series.

(b)  Common Shares Issued

                                               Number    Consideration
                                             ----------  --------------
                                                         (as restated)
                                                         (C$ thousands)

     Balance, December 31, 1999...........   37,240,174  $      127,956
     Employee stock option plan...........    1,054,278           6,124
                                             ----------  --------------
     Balance, December 31, 2000...........   38,294,452  $      134,080
                                             ==========  ==============

(c)  Common Shares Reserved for Issue

     Stock options to acquire common shares are granted to employees and directors from time to time at exercise prices equal to the market value of the shares at the date of the grant.

     Options granted under the current plan have a term of five years to expiry and vest over periods up to three years from the date of grant.

                                                              2000                          1999
                                                  --------------------------      ------------------------
                                                                   Weighted                      Weighted
                                                                   Average                       Average
                                                   Options        Price (C$)      Options       Price (C$)
                                                  ----------      ----------      ----------    ----------
     Balance, January 1........................    3,564,500      $     6.93       3,255,000    $     5.89
       Granted.................................    1,487,947            9.76       1,285,966          8.17
       Exercised...............................   (1,054,278)           5.81        (824,466)         4.47
       Cancelled...............................     (211,334)           8.65        (152,000)         6.06
                                                  ----------                       ---------
     Balance, December 31......................    3,786,835            8.33       3,564,500          6.93
                                                  ==========                       =========

     Number of employees and directors
       holding stock options at December 31...            85                              66

     Additional details on the Company's stock options at December 31, 2000 are as follows:

                                   Outstanding Options                    Exercisable Options
                         -------------------------------------------   ------------------------
                                        Weighted
                                         Average
                                        Remaining     Weighted                        Weighted
                                       Contractual    Average                         Average
     Exercise Price        Number         Life        Exercise           Number       Exercise
      Ranges (C$)        Outstanding     (Years)     Price (C$)        Exercisable   Price (C$)
     --------------      -----------   -----------   ----------        -----------   ----------
     $4.45 to $6.45          781,423          2.35       $ 5.91            454,745        $6.03
     $6.50 to $9.75        2,031,465          3.22         8.25            698,299         7.59
     $9.80 to $11.40         973,947          4.43        10.43             35,000         9.86
     ---------------     -----------                                   -----------
     $4.45 to $11.40       3,786,835          3.35         8.33          1,188,044         7.06
                         ===========                                   ===========

(d)  Weighted Average

     Earnings and cash flow from operations per share have been calculated based on the weighted average number of shares.

                                                           2000          1999
                                                        ----------    ----------

     Basic.........................................     37,873,877    36,788,734
     Fully diluted.................................     41,660,712    40,353,234

7.   FINANCIAL INSTRUMENTS

     The Company's financial instruments recognized in the balance sheet consist of accounts receivable, accounts payable and long-term debt. The fair value of these financial instruments approximate their carrying amounts.

(a)  Commodity Derivative Instruments

     The Company has purchased a put option establishing a floor price of US$26.00 on 2,000 barrels of oil per day for 2001 at a cost of US$1.285 per barrel.

(b)  Credit Risk

     The Company is exposed to credit risk from financial instruments to the extent of non-performance by third parties. A substantial portion of the Company's accounts receivables are with customers and joint venture partners in the petroleum and natural gas industry and are subject to normal credit risks. The Company is also exposed to credit risk associated with possible non-performance by counter parties to derivative instruments. The Company minimizes credit risk associated with derivative instruments by entering into contracts with only highly rated financial institutions, and controls other third party credit risk with credit approvals, limits on exposures to any one counterparty, and monitoring procedures.

8.   FUTURE INCOME TAXES

     The provision for deferred income taxes differs from the result which would be obtained by applying the combined Canadian Federal and Provincial statutory income tax rates to income before income taxes. This difference results from the following:

     (C$ thousands)                                      2000          1999
                                                       --------   -------------
                                                                  (as restated)

     Earnings before taxes..........................   $100,502   $     26,946
     Corporate income tax rate......................       44.6%          44.6%
                                                       --------   ------------
     Expected future income tax.....................     44,824         12,018
     Effect on income taxes of:
       Non-deductible Crown royalties...............     21,841          8,911
       Resource allowance...........................    (20,915)        (9,025)
       Other........................................      1,403           (439)
                                                       --------   ------------
     Future income taxes............................   $ 47,153   $     11,465
                                                       ========   ============

     The components of the future income tax liability at December 31 are as follows:

     (C$ thousands)                                         2000       1999
                                                          --------    -------

     Future income tax liabilities:
       Property, plant and equipment...................   $ 99,982    $53,422
     Future income tax assets:
       Site restoration................................       (424)      (416)
       Share issue costs...............................       (651)    (1,252)
                                                          --------    -------
                                                            (1,075)    (1,668)
                                                          --------    -------
     Net future income tax liability...................   $ 98,907    $51,754
                                                          ========    =======

     As at December 31, 2000, the following deductions were available to claim against future taxable income:

                                                                       Maximum
                                                                        Annual
                                                                         Rate
     (C$ thousands)                                                    of Claim
                                                                       --------

     Canadian exploration expense......................... $ 15,705        100%
     Canadian development expense.........................   72,958         30%
     Canadian oil and gas property expense................   72,059         10%
     Undepreciated capital cost...........................   84,159         25%
                                                           --------
                                                           $244,881
                                                           ========

9.   COMMITMENTS

     The Company has commitments with respect to leases for certain oil and gas equipment and office premises over the next five years as follows:

     (C$ thousands)



     2001.............................................................   $1,876
     2002.............................................................      889
     2003.............................................................      395
     2004.............................................................      164
     2005.............................................................        -
                                                                         ------
                                                                         $3,324
                                                                         ======

     The Company also has a commitment to supply an Alliance Pipeline shipper with 20 million cubic feet of gas per day to October 31, 2001 on a net back pricing arrangement. Thereafter the commitment diminishes annually until it expires October 31, 2009.

10. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The financial statements have been prepared in accordance with accounting principles generally accepted in Canada. None of the differences between Canada and United States generally accepted accounting principles ("GAAP") would result in significant adjustments to net income for the years ended December 31, 2000 and 1999, or to shareholders' equity as of December 31, 2000 and 1999.

  Full Cost Accounting

  Under Canadian GAAP, a ceiling test is applied to ensure that capitalized costs do not exceed the sum of estimated undiscounted, unescalated future net revenues from proved reserves less the cost incurred or estimated to develop those reserves, related production, interest and general administrative costs, and an estimate for restoration costs and applicable taxes. Under the full cost method of accounting in the United States, a ceiling test is applied to ensure that the capitalized costs accumulated in each cost center are limited to an amount equal to the present value, discounted at 10 percent of the unescalated estimated future net operating revenues from proved reserves, net of restoration costs and income taxes.

  Income Taxes

  Effective January 1, 2000, the Company retroactively adopted, with restatement of prior years, the liability method of accounting for income taxes as recommended by the Canadian Institute of Chartered Accountants. In prior years, the Company provided for potential future taxes using the deferred credit method under which tax provisions were established using tax rates and regulations applicable in the year the provision was recorded. Balances remained unchanged despite subsequent changes in rates and regulations.

  The new Canadian accounting standard is similar to the United States Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, both the new Canadian standard and SFAS 109 generally consider all expected events, including enacted changes in laws or rates. In adopting the new Canadian standard, the increase in pre-tax values assigned to assets and liabilities of acquired entities has been restated and is not different than the value determined using SFAS 109.

  Earnings Per Share

  Under Canadian GAAP, the fully diluted earnings related to the numbers of shares issued under employee option plans is determined using the average exercise price for all options outstanding. Under U.S. GAAP, the treasury method is used in the determination of the fully diluted earnings per share, whereby the market price of the Company's shares is used to determine the proceeds that would be received and used to repurchase outstanding shares.

  Stock-Based Compensation

  The Company accounts for its stock-based compensation plans using the intrinsic value method under APB Opinion No. 25 and related interpretations, under which no compensation costs have been recognized in the financial statements for share options granted to employees and directors.

  New Statements of Financial Accounting Standards

  In June 1998, Statement of Financial Accounting Standards ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities, was issued, amended by SFAS 137 (June 1999) and SFAS 138 (June 2000). Adoption of this standard is required in the first quarter of 2001. SFAS 133 requires that all derivatives (as defined in the statement) be recognized as either assets or liabilities and measured at their fair values. If certain conditions are met, a derivative may be specifically designated and accounted for as a hedge or risk exposure. Certain contracts containing forward pricing provisions are excluded from the scope of this statement because they are sales in the normal course of business. As the volume of sales subject to such contracts is not significant at December 31, 2000, the fair value of the put option was immaterial.

                            GENESIS EXPLORATION LTD.

                    HISTORICAL CONSOLIDATED BALANCE SHEETS

                  As of March 31, 2001, and December 31, 2000
                          (Canadian $, in thousands)

                                                         March 31,       December 31,
                                                            2001            2000
                                                         ----------      -----------
                                                         (Unaudited)
ASSETS:

Current assets:
  Accounts receivable.................................     $ 36,088       $ 44,038

Property, plant and equipment, full cost method, net..      525,441        473,818
                                                           --------       --------
                                                           $561,529       $517,856
                                                           ========       ========

LIABILITIES:

Current liabilities:
  Accounts payable....................................     $ 69,098       $ 60,167

Long-term debt........................................      133,649        144,574
Future site restoration costs.........................        1,354          1,269
Future income taxes...................................      117,900         98,907
                                                           --------       --------
                                                            322,001        304,917
                                                           ========       ========

SHAREHOLDERS' EQUITY:

Share capital.........................................      136,179        134,080
Retained earnings.....................................      103,349         78,859
                                                           --------       --------
                                                            239,528        212,939
                                                           --------       --------
                                                           $561,529       $517,856
                                                           ========       ========

       The accompanying notes are an integral part of these statements.

                            GENESIS EXPLORATION LTD.

                HISTORICAL CONSOLIDATED STATEMENTS OF EARNINGS
                             AND RETAINED EARNINGS

              For the Three Months Ended March 31, 2001 and 2000
             (Canadian $, in thousands, except per share amounts)

                                                           Three Months Ended
                                                        -------------------------
                                                         March 31,        March 31,
                                                          2001             2000
                                                        --------         --------
                                                       (Unaudited)      (Unaudited)
OPERATING INCOME:
  Petroleum and natural gas revenues............        $ 94,952          $41,006
  Hedging costs.................................            (356)               -
  Royalties.....................................         (21,450)          (8,506)
  Production expenses...........................         (12,376)          (6,652)
                                                        --------         --------
                                                          60,770           25,848
                                                        --------         --------

EXPENSES:
  General and administrative....................           2,458            1,109
  Financing charges.............................           2,397            1,814
  Depletion, depreciation and site restoration..          11,932            8,548
                                                        --------         --------
                                                          16,787           11,471
                                                        --------         --------

Earnings before taxes...........................          43,983           14,377

TAXES:
  Future income taxes...........................          18,993            6,656
  Capital taxes.................................             500              270
                                                        --------         --------
                                                          19,493            6,926
                                                        --------         --------

Net earnings, for the period....................          24,490            7,451

Retained earnings, beginning of period..........          78,859           27,029
                                                        --------         --------
Retained earnings, end of period................        $103,349         $ 34,480
                                                        ========         ========

Earnings per share:
  Basic.........................................        $   0.64         $   0.20
                                                        ========         ========
  Fully diluted.................................        $   0.59         $   0.19
                                                        ========         ========

Weighted average shares outstanding:
  Basic.........................................          38,461           37,409
                                                        ========         ========
  Fully diluted.................................          42,032           40,724
                                                        ========         ========

        The accompanying notes are an integral part of these statements.

                            GENESIS EXPLORATION LTD.

                HISTORICAL CONSOLIDATED STATEMENTS OF CASH FLOW

               For the Three Months Ended March 31, 2001 and 2000
                          (Canadian $, in thousands)

                                                        2001         2000
                                                    -----------  -----------
                                                    (Unaudited)  (Unaudited)
OPERATING ACTIVITIES:
Net earnings......................................    $ 24,490     $  7,451
  Add charges not affecting cash:
    Depletion, depreciation and site restoration..      11,932        8,548
    Future income taxes...........................      18,993        6,656
                                                      --------     --------
Cash flow from operations.........................      55,415       22,655
Decrease (increase) in accounts receivable........       9,086       (5,232)
Increase in accounts payable......................       1,620          830
                                                      --------     --------
                                                        66,121       18,253
                                                      --------     --------

FINANCING ACTIVITIES:
Increase (decrease) in long-term debt.............     (10,925)       9,658
Issue of shares...................................       2,099        1,375
                                                      --------     --------
                                                        (8,826)      11,033
                                                      --------     --------
Cash available for investing activities...........     (57,295)      29,286
                                                      --------     --------


INVESTING ACTIVITIES:
Property, plant and equipment expenditures........     (63,416)     (37,581)
Site restoration expenditures.....................         (54)         (58)
Decrease (increase) in capital:
  Accounts receivable.............................      (1,136)       6,934
Increase in capital accounts payable..............       7,311        1,419
                                                      --------     --------
                                                       (57,295)     (29,286)
                                                      --------     --------

Change in cash....................................    $      -     $      -
                                                      ========     ========

Other Supplemental Information:
  Cash interest paid..............................    $  2,397     $  1,814
  Cash taxes paid.................................    $    826     $    130

        The accompanying notes are an integral part of these statements.

                            GENESIS EXPLORATION LTD.

        NOTES TO HISTORICAL UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



(1)  Summary of Significant Accounting Policies

     The accompanying financial statements are unaudited. The consolidated financial statements include the accounts of Genesis Exploration Ltd. and its wholly-owned subsidiaries (collectively, the "Company"). Management believes that all material adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation have been made. These financial statements should be read in conjunction with the Company's 2000 audited financial statements and the related notes thereto.

(2)  United States Generally Accepted Accounting Principles

     The financial statements have been prepared in accordance with accounting principles generally accepted in Canada. None of the differences between Canada and United States generally accepted accounting principles would result in significant adjustments to net income for the three months ended March 31, 2001 and 2000, or to shareholders' equity as of March 31, 2001 and December 31, 2000.

     Full Cost Accounting

     Under Canadian GAAP, a ceiling test is applied to ensure that capitalized costs do not exceed the sum of estimated undiscounted, unescalated future net revenues from proved reserves less the cost incurred or estimated to develop those reserves, related production, interest and general administrative costs, and an estimate for restoration costs and applicable taxes. Under the full cost method of accounting in the United States, a ceiling test is applied to ensure that the capitalized costs accumulated in each cost center are limited to an amount equal to the present value, discounted at 10 percent of the unescalated estimated future net operating revenues from proved reserves, net of restoration costs and income taxes.

     Income taxes

     Effective January 1, 2000, the Company retroactively adopted, with restatement of prior years, the liability method of accounting for income taxes as recommended by the Canadian Institute of Chartered Accountants. In prior years, the Company provided for potential future taxes using the deferred credit method under which tax provisions were established using tax rates and regulations applicable in the year the provision was recorded. Balances remained unchanged despite subsequent changes in rates and regulations.

     The new Canadian accounting standard is similar to the United States Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, both the new Canadian standard and SFAS 109 generally consider all expected events, including enacted changes in laws or rates. In adopting the new Canadian standard, the increase in pre-tax values assigned to assets and liabilities of acquired entities has been restated and is not different than the value determined using SFAS 109.

     Earnings Per Share

     Under Canadian GAAP, the fully diluted earnings related to the numbers of shares issued under employee option plans is determined using the average exercise price for all options outstanding. Under U.S. GAAP, the treasury method is used in the determination of the fully diluted earnings per share, whereby the market price of the Company's shares is used to determine the proceeds that would be received and used to repurchase outstanding shares.

     Stock-Based Compensation

     The Company accounts for its stock-based compensation plans using the intrinsic value method under APB Opinion No. 25 and related interpretations, under which no compensation costs have been recognized in the financial statements for share options granted to employees and directors.

     New Statements of Financial Accounting Standards

     In June 1998, Statement of Financial Accounting Standards ("SFAS No. 133"), Accounting for Derivative Instruments and Hedging Activities, was issued, amended by SFAS 137 (June 1999) and SFAS 138 (June 2000). Adoption of this standard is required in the first quarter of 2001. SFAS 133 requires that all derivatives (as defined in the statement) be recognized as either assets or liabilities and measured at their fair values. If certain conditions are met, a derivative may be specifically designated and accounted for as a hedge or risk exposure. Certain contracts containing forward pricing provisions are excluded from the scope of this statement because they are sales in the normal course of business. As the volume of sales subject to such contracts is not significant at March 31, 2001, the fair value of the put option was immaterial.

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                        Pro Forma Financial Information


     On May 2, 2001, Vintage Petroleum, Inc., through a wholly-owned subsidiary (collectively, the "Company"), acquired 100 percent of the outstanding common stock of Genesis Exploration Ltd. ("Genesis") for approximately C$912 million (approximately US$596 million based on the exchange rate at closing of US$1/C$1.5310) in cash and assumption of net liabilities. The funds used for this acquisition were obtained through advances under the Company's revolving credit facility and available cash on hand. The historical results of operations of Genesis for the year ended December 31, 2000, are based on its audited consolidated statement of earnings and retained earnings applying United States generally accepted accounting principles under the full cost method of accounting. The historical results of operations of Genesis for the three months ended March 31, 2001, are based on its unaudited consolidated statement of earnings and retained earnings applying United States generally accepted accounting principles under the full cost method of accounting.

     The pro forma combined statements of income for the year ended December 31, 2000, and the three months ended March 31, 2001, have been prepared assuming the Company consummated the acquisition of Genesis on January 1, 2000, with funds provided by advances under the Company's revolving credit facility and available cash on hand. The pro forma combined balance sheet of the Company at March 31, 2001, has been prepared assuming the Company consummated the acquisition of Genesis on March 31, 2001, with funds provided by advances under the Company's revolving credit facility and available cash on hand.

     The Historical Company Consolidated results of operations for the year ended December 31, 2000, are derived from the Company's 2000 audited consolidated financial statements. The Historical Company Consolidated results of operations for the three months ended March 31, 2001, are derived from the unaudited consolidated financial statements of the Company.

     The Company reports foreign currency transactions and financial statement translations in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translations. Genesis' functional currency is the Canadian dollar. The Genesis Historical statements of earnings were translated into U.S. dollars in the accompanying pro forma combined statements using the average conversion rate for the period reported (1.4855 for the year ended December 31, 2000, and 1.5280 for the first quarter of 2001). The Genesis Historical Balance Sheet as of March 31, 2001, was translated into U.S. dollars in the accompanying pro forma combined statements using the conversion rate for the balance sheet date (1.5784). Certain 2001 and 2000 Genesis Historical amounts have been reclassified to conform with the Company's U.S. reporting format. These reclassifications have no impact on net income.

     The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma combined financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had such transactions in fact occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period.

               [Letterhead of Arthur Andersen LLP Appears Here]





Report of Independent Public Accountants




To the Board of Directors and Stockholders of Vintage Petroleum, Inc.:


We have examined the pro forma adjustments reflecting the transaction described in Notes 1 and 2 and the application of those adjustments to the historical amounts in the accompanying pro forma combined statement of income of Vintage Petroleum, Inc. for the year ended December 31, 2000. The historical consolidated income statements are derived from the historical consolidated financial statements of Vintage Petroleum, Inc., which were audited by us, and included in the Company's Form 10-K filed with the SEC on March 12, 2001, and the historical consolidated financial statements of Genesis Exploration Ltd., which were audited by other accountants, for the year ended December 31, 2000, appearing elsewhere herein. Such pro forma adjustments are based upon management's assumptions described in Note 3. We have not performed any examination or review of the pro forma adjustments related to the pro forma combined balance sheet as of March 31, 2001, or the pro forma combined statement of income for the three months then ended and, accordingly, do not express any opinion on those adjustments. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma combined statement of income is not necessarily indicative of the results of operations that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above mentioned transaction described in Notes 1 and 2, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical consolidated financial statement amounts in the pro forma combined statement of income for the year ended December 31, 2000.


                                                    Arthur Andersen LLP

Tulsa, Oklahoma
 May 18, 2001

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME

                      For the Year Ended December 31, 2000
                 (US$, in thousands, except per share amounts)
                                  (Unaudited)

                                                               Historical                                     Company
                                                      --------------------------
                                                        Company                          Pro Forma           Pro Forma
                                                      Consolidated      Genesis         Adjustments           Combined
                                                      ------------      --------        -----------          ---------
                                                        (Note 1)        (Note 2)          (Note 3)
Revenues:
  Oil and gas sales.............................         $680,350       $129,752        $         -           $810,102
  Gas marketing.................................          128,836              -                  -            128,836
  Oil and gas gathering.........................           19,998              -                  -             19,998
  Other income (expense)........................          (23,003)             -                  -            (23,003)
                                                         --------       --------           --------           --------
                                                          806,181        129,752                  -            935,933
                                                         --------       --------           --------           --------

Costs and expenses:
  Lease operating, including production taxes...          159,638         25,368                  -            185,006
  Exploration costs.............................           25,242              -              7,981  (a)        33,223
  Impairment of oil and gas properties..........              225              -                  -                225
  Gas marketing.................................          123,787              -                  -            123,787
  Oil and gas gathering.........................           17,052              -                  -             17,052
  General and administrative....................           41,416          3,571              1,079  (b)        46,066
  Depreciation, depletion and amortization......          100,109         26,449             23,990  (c)       150,548
  Amortization of goodwill......................                -              -             14,757  (d)        14,757
  Interest......................................           48,437          6,709             44,634  (e)        99,780
                                                         --------       --------           --------           --------
                                                          515,906         62,097             92,441            670,444
                                                         --------       --------           --------           --------

    Income before income taxes and cumulative
      effect of change in accounting principle..          290,275         67,655            (92,441)           265,489

Provision for income taxes......................           92,960         32,765            (34,663) (f)        91,062
                                                         --------       --------           --------           --------
Income before cumulative effect.................         $197,315       $ 34,890           $(57,778)          $174,427
                                                         ========       ========           ========           ========

Earnings per share - basic......................         $   3.15                                             $   2.78
                                                         ========                                             ========
Earnings per share - diluted....................         $   3.08                                             $   2.73
                                                         ========                                             ========

Weighted average common
  shares outstanding - basic....................           62,644                                               62,644
                                                         ========                                             ========

Weighted average common
  shares outstanding - diluted..................           63,963                                               63,963
                                                         ========                                             ========

              See notes to pro forma combined financial statements

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME

                   For the Three Months Ended March 31, 2001
                 (US$, in thousands, except per share amounts)
                                  (Unaudited)

                                                           Historical                                     Company
                                                   --------------------------
                                                      Company                           Pro Forma        Pro Forma
                                                    Consolidated      Genesis          Adjustments       Combined
                                                   -------------     --------         -----------        ---------
                                                      (Note 1)       (Note 2)          (Note 3)
Revenues:
  Oil and gas sales............................       $206,879        $47,869         $         -         $254,748
  Gas marketing................................         59,323              -                   -           59,323
  Oil and gas gathering........................          8,109              -                   -            8,109
  Other income.................................          1,179              -                   -            1,179
                                                      --------        -------            --------         --------
                                                       275,490         47,869                   -          323,359
                                                      --------        -------            --------         --------

Costs and expenses:
  Lease operating, including production taxes..         47,856          8,099                   -           55,955
  Exploration costs............................          2,203              -               3,724 (a)        5,927
  Gas marketing................................         57,326              -                   -           57,326
  Oil and gas gathering........................          8,355              -                   -            8,355
  General and administrative...................         11,979          1,609                 320 (b)       13,908
  Depreciation, depletion and amortization.....         27,591          7,808               6,029 (c)       41,428
  Amortization of goodwill.....................              -              -               4,046 (d)        4,046
  Interest.....................................         10,917          1,569               9,923 (e)       22,409
                                                      --------        -------            --------         --------
                                                       166,227         19,085              24,042          209,354
                                                      --------        -------            --------         --------

    Income before income taxes.................        109,263         28,784             (24,042)         114,005

Provision for income taxes.....................         38,565         12,757              (8,522)(f)       42,800
                                                      --------        -------            --------         --------
Net income.....................................       $ 70,698        $16,027            $(15,520)        $ 71,205
                                                      ========        =======            ========         ========

Earnings per share - basic.....................       $   1.12                                            $   1.13
                                                      ========                                            ========
Earnings per share - diluted...................       $   1.10                                            $   1.11
                                                      ========                                            ========

Weighted average common
  shares outstanding - basic...................         62,898                                              62,898
                                                      ========                                            ========
Weighted average common
  shares outstanding - diluted.................         64,055                                              64,055
                                                      ========                                            ========

              See notes to pro forma combined financial statements

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                                 March 31, 2001
                              (US$, in thousands)
                                  (Unaudited)

                                     ASSETS

                                                          Historical
                                                  -------------------------                                Company
                                                   Company                          Pro Forma             Pro Forma
                                                  Consolidated      Genesis         Adjustment            Combined
                                                  ------------     --------        -----------           ----------
                                                    (Note 1)       (Note 2)          (Note 4)
CURRENT ASSETS:
  Cash and cash equivalents...................     $   61,717      $       -       $ (26,000)(a)         $   35,717
  Accounts receivable -
    Oil and gas sales.........................        110,756         21,249               -                132,005
    Joint operations..........................          7,802          1,615               -                  9,417
  Derivative financial statements.............          4,644              -               -                  4,644
  Other current assets........................         16,794              -               -                 16,794
                                                   ----------       --------       ---------             ----------
      Total current assets....................        201,713         22,864         (26,000)               198,577
                                                   ----------       --------       ---------             ----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Oil and gas properties, successful efforts..      1,759,632        397,911         184,629 (a)          2,342,172
  Oil and gas gathering systems...............         19,644              -               -                 19,644
  Other.......................................         20,989              -               -                 20,989
                                                   ----------       --------       ---------             ----------
                                                    1,800,265        397,911         184,629              2,382,805

  Less - accumulated depreciation,
    depletion and amortization................        695,682         65,012         (65,012)(a)            695,682
                                                   ----------       --------       ---------             ----------
                                                    1,104,583        332,899         249,641              1,687,123
                                                   ----------       --------       ---------             ----------
Goodwill......................................              -              -         183,773 (a)            183,773
                                                   ----------       --------       ---------             ----------
OTHER ASSETS, net.............................         48,381              -               -                 48,381
                                                   ----------       --------       ---------             ----------
                                                   $1,354,677       $355,763       $ 407,414             $2,117,854
                                                   ==========       ========       =========             ==========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revenue payable.............................     $   57,427       $  3,289      $        -             $   60,716
  Accounts payable............................         30,858         40,488               -                 71,346
  Current income taxes payable................         62,745              -               -                 62,745
  Short-term debt.............................          5,629              -               -                  5,629
  Accrued liabilities.........................         48,348            858            (858)(a)             48,348
                                                   ----------       --------       ---------             ----------
      Total current liabilities...............        205,007         44,635            (858)               248,784
                                                   ----------       --------       ---------             ----------
LONG-TERM DEBT................................        399,257         84,676         450,949 (a)            934,882
                                                   ----------       --------       ---------             ----------
DEFERRED INCOME TAXES.........................         51,443         74,698         109,077 (a)            235,218
                                                   ----------       --------       ---------             ----------
OTHER LONG-TERM LIABILITIES...................          3,731              -               -                  3,731
                                                   ----------       --------       ---------             ----------
STOCKHOLDERS' EQUITY:
  Common stock................................            315              -               -                    315
  Capital in excess of par value..............        321,018         86,277         (86,277)(a)            321,018
  Retained earnings...........................        372,258         65,477         (65,477)(a)            372,258
  Accumulated other comprehensive income......          1,648              -               -                  1,648
                                                   ----------       --------       ---------             ----------
                                                      695,239        151,754        (151,754)               695,239
                                                   ----------       --------       ---------             ----------
                                                   $1,354,677       $355,763       $ 407,414             $2,117,854
                                                   ==========       ========       =========             ==========

             See notes to pro forma combined financial statements

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


(1)  Basis of Presentation

     The pro forma combined statements of income for the year ended December 31, 2000, and the three months ended March 31, 2001, have been prepared assuming the Company consummated the acquisition of Genesis on January 1, 2000, with funds provided by advances under the Company's revolving credit facility and available cash on hand. The pro forma combined balance sheet of the Company at March 31, 2001, has been prepared assuming the Company consummated the acquisition of Genesis on March 31, 2001, with funds provided by advances under the Company's revolving credit facility and available cash on hand.

     The Historical Company Consolidated results of operations for the year ended December 31, 2000, are derived from the Company's 2000 audited consolidated financial statements. The Historical Company Consolidated results of operations for the three months ended March 31, 2001, are derived from the unaudited consolidated financial statements of the Company.

     The Company reports foreign currency transactions and financial statement translations in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translations. Genesis' functional currency is the Canadian dollar. The Genesis Historical statements of earnings were translated into U.S. dollars in the accompanying pro forma combined statements using the average conversion rate for the period reported (1.4855 for the year ended December 31, 2000, and 1.5280 for the first quarter of 2001). The Genesis Historical Balance Sheet as of March 31, 2001, was translated into U.S. dollars in the accompanying pro forma combined statements using the conversion rate for the balance sheet date (1.5784). Certain 2001 and 2000 Genesis Historical amounts have been reclassified to conform with the Company's U.S. reporting format. These reclassifications have no impact on net income.

     The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma combined financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had such transactions in fact occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. These pro forma combined financial statements and the notes thereto should be read in conjunction with the Company's 2000 audited consolidated financial statements and the notes thereto included in the Company's Form 10-K filed with the Securities and Exchange Commission on March 12, 2001.

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(2)  Acquisition of Genesis Exploration Ltd.

     On May 2, 2001, the Company acquired 100 percent of the outstanding common stock of Genesis for approximately C$912 million (approximately US$596 million based on the exchange rate at closing of US$1/C$1.5310) in cash and assumption of net liabilities. The funds used for this acquisition were obtained through advances under the Company's revolving credit facility and available cash on hand. The historical results of operations of Genesis for the year ended December 31, 2000, are based on its audited consolidated statement of earnings and retained earnings applying United States generally accepted accounting principles under the full cost method of accounting. The historical results of operations of Genesis for the three months ended March 31, 2001, are based on its unaudited consolidated statement of earnings and retained earnings applying United States generally accepted accounting principles under the full cost method of accounting.

(3)  Pro Forma Adjustments - Statements of Income

     The following describe the adjustments made to reflect the foregoing transaction as of the dates indicated above:

(a) The pro forma exploration expense has been adjusted to reflect exploration seismic, lease expirations, delay rental and dry hole costs capitalized in Genesis' historical results utilizing the full cost method of accounting. As the Company reports results utilizing the successful efforts method of accounting, these costs are expensed through the pro forma adjustment.

(b) The pro forma general and administrative expense has been adjusted to expense operating overhead charges capitalized by Genesis as part of operated capital projects under full cost accounting required to be expensed under the successful efforts accounting method used by the Company.

(c) The pro forma depreciation, depletion and amortization expense has been adjusted by computing the Company's pro forma cost of proved oil and gas properties subject to amortization and estimated future abandonment costs, pro forma production and pro forma proved reserves, giving effect to the purchase of Genesis and comparing such computation with historical amounts (which was calculated using the full cost method of accounting). The Company's pro forma depreciation, depletion and amortization per equivalent barrel of oil is $4.21 for the year ended December 31, 2000, and $4.51 for the three months ended March 31, 2001.

(d) The pro forma amortization of goodwill expense has been adjusted for the amortization of goodwill associated with the acquisition of Genesis. The goodwill is amortized on a units of production basis over the life of the total proved reserves acquired in the Genesis acquisition using pro forma production.

(e) The pro forma interest expense has been adjusted to reflect the additional interest expense resulting from the assumed purchase of Genesis as of January 1, 2000, with funds provided by advances under the Company's revolving credit facility with an average interest rate of 8.85 percent for 2000 and 8.15 percent for the first quarter of 2001. A 0.125 percent change in interest rates would have impacts of approximately $725,000 and $176,000 on interest expense in the year ended December 31, 2000, and the first quarter of 2001, respectively.

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(e) The pro forma income tax expense has been adjusted to give tax effect to pro forma adjustments to exploration expense, depreciation, depletion and amortization and interest expense. Goodwill expense has not been tax effected. The Genesis historical effective tax rates of 46.9 percent and
     43.2 percent for 2000 and the first quarter of 2001, respectively, were used for these adjustments.

(4)  Pro Forma Balance Sheet Adjustments

     The following purchase price is a preliminary estimate for pro forma purposes only based on the assumption that the transaction closed on March 31, 2001. The preliminary purchase price based on the Genesis historical balance sheet as of March 31, 2001, is allocated as follows (in thousands):

                                                                        C$         US $ (1)
                                                                    ---------     ---------
Total purchase price.............................................   $ 911,859     $ 577,712
Long-term debt assumed...........................................    (135,000)      (85,530)
Negative working capital assumed.................................     (24,043)      (15,233)
                                                                    ---------     ---------
Amount paid......................................................     752,816       476,949
Net assets at March 31, 2001.....................................    (239,528)     (151,754)
                                                                    ---------     ---------
Excess of purchase price over net assets at March 31, 2001.......   $ 513,288     $ 325,195
                                                                    =========     =========

Allocation of excess of purchase price over net assets:
Fair market value adjustment to oil and gas properties...........   $ 394,034     $ 249,641
SFAS 109 goodwill................................................     290,067       183,773
Decrease (increase) in deferred income taxes.....................    (172,167)     (109,077)
Decrease (increase) in accrued liabilities.... ..................       1,354           858
                                                                    ---------     ---------
                                                                    $ 513,288     $ 325,195
                                                                    =========     =========

     (1)  Converted at the March 31, 2001, exchange rate of US$1/C$1.5784

(a) This purchase price allocation results in the following pro forma adjustments to the March 31, 2001, balance sheet captions (US$, in thousands):

                                                              Increase
                                                             (decrease)
                                                             ----------
     Cash..................................................   $(26,000)
     Oil and gas properties................................    184,629
     Accumulated depletion, depreciation and amortization..    (65,012)
     Goodwill..............................................    183,773
     Accrued liabilities (future site restoration costs)...       (858)
     Long-term debt........................................    450,949
     Deferred income taxes.................................    109,077
     Capital in excess of par..............................    (86,277)
     Retained earnings.....................................    (65,477)

                   VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(5)  Purchase Price Allocation as of May 2, 2001

     On May 2, 2001, the Company acquired 100 percent of the outstanding common stock of Genesis for approximately C$912 million (approximately US$596 million based on the exchange rate at closing of US$1/C$1.5310) in cash and assumed net liabilities. This purchase price is a preliminary estimate as the Genesis balance sheet as of the May 2, 2001, closing date is not available at the time of this filing. The Company is also in the process of finalizing the rollforward of the Genesis tax pools to the closing date and the costs associated with this transaction. Estimates for these amounts have been included in determining the preliminary purchase price and its allocation as shown below. The funds used for this acquisition were obtained through advances under the Company's revolving credit facility and available cash on hand. The preliminary purchase price is allocated as follows (in thousands):

                                                                    C$       US $ (1)
                                                                ---------   ---------
     Total purchase price.....................................  $ 911,859   $ 595,597
     Long-term debt assumed...................................   (135,000)    (88,178)
     Negative working capital assumed.........................    (24,043)    (15,704)
                                                                ---------   ---------
     Amount paid..............................................    752,816     491,715
     Net assets at May 2, 2001................................   (247,900)   (161,920)
                                                                ---------   ---------
     Excess of purchase price over net assets at May 2, 2001..  $ 504,916   $ 329,795
                                                                =========   =========

     Allocation of excess of purchase price over net assets:

     Fair market value adjustment to oil and gas properties...  $ 380,460   $ 248,504
     SFAS 109 goodwill........................................    286,792     187,323
     Decrease (increase) in deferred income taxes.............   (163,740)   (106,949)
     Decrease (increase) in accrued liabilities...............      1,404         917
                                                                ---------   ---------
                                                                $ 504,916   $ 329,795
                                                                =========   =========

     (1) Converted at the May 2, 2001, exchange rate of US$1/C$1.5310

                                 Exhibit Index


Exhibit
Number                                 Description
------                                 -----------

2.* Acquisition Agreement dated as of March 27, 2001, among the Registrant and Genesis Exploration Ltd.

23.1**    Consent of PricewaterhouseCoopers LLP

23.2**    Consent of Arthur Andersen LLP
________________________________________

*      Previously filed with this Form 8-K on May 15, 2001.
**     Filed herewith.